EXHIBIT 24.2



                      INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement on Form 10-SB of Tatum Petroleum Corporation of our reports dated June 18, 1996 accompanying the financial statements of Tatum Petroleum Corporation contained in such Registration Statement.



/s/ Hein + Associates LLP
-----------------------------
HEIN + ASSOCIATES LLP



Denver, Colorado
February 7, 1997